UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2010

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

On May 25, 2010, Arbitron Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

1.	Election of Directors. In an uncontested election, each of the following nominees was elected to the Board of Directors for a one-year term expiring in 2011. The following table reflects the voting results for each nominee:

	For	Withheld	Broker Non-Votes
Shellye L. Archambeau	23,884,578	199,513	1,087,768
David W. Devonshire	23,871,894	212,197	1,087,768
John A. Dimling	24,042,778	41,313	1,087,768
Philip Guarascio	22,439,908	1,644,183	1,087,768
William T. Kerr	23,805,934	278,157	1,087,768
Larry E. Kittelberger	22,450,419	1,635,672	1,087,768
Luis G. Nogales	22,450,475	1,633,616	1,087,768
Richard A. Post	23,884,876	199,215	1,087,768

2.	Amendment to and Restatement of the Company’s 2008 Equity Compensation Plan. The stockholders approved an amendment to and restatement of the Company’s 2008 Equity Compensation Plan to, among other things, increase the authorized number of shares issuable thereunder by 2,200,000.

For	Against	Abstain	Broker Non-Votes
13,237,699	10,612,158	234,234	1,087,768

3.	Amendment to the Company’s Employee Stock Purchase Plan. The stockholders approved an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares available in that plan by 250,000.

For	Against	Abstain	Broker Non-Votes
22,849,701	1,018,662	215,728	1,087,768

4.	Auditor Ratification. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010 was ratified by the following vote:

For	Against	Abstain
25,084,209	78,441	9,209

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

May 26, 2010	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President and Chief Legal Officer, Legal and Business Affairs, and Secretary